================================================================================



                     STANDARD COMMERCIAL TOBACCO CO., INC.,
                                    as Issuer


                                       and


                         STANDARD COMMERCIAL CORPORATION
                                       and
                              STANDARD WOOL, INC.,
                                  as Guarantors


                                       and


                                  CRESTAR BANK,

                                   as Trustee


                                    INDENTURE

                           Dated as of August 1, 1997



                               up to $115,000,000

                      8 7/8% Senior Notes due 2005, Series A

                      8 7/8% Senior Notes due 2005, Series B

================================================================================

                                             CROSS-REFERENCE TABLE

    TIA                                                                             Indenture
Section                                                                               Section

310   (a)(1).........................................................................  7.10
      (a)(2).........................................................................  7.10
      (a)(3).........................................................................  N.A.
      (a)(4).........................................................................  N.A.
      (a)(5).........................................................................  7.10
      (b)............................................................................  7.08; 7.10;
                                                                                       10.02
      (c)............................................................................  N.A.
311   (a)............................................................................  7.11
      (b)............................................................................  7.11
      (c)............................................................................  N.A.
312   (a)............................................................................  2.05
      (b)............................................................................  10.03
      (c)............................................................................  10.03
313   (a)............................................................................  7.06
      (b)(1).........................................................................  N.A.
      (b)(2).........................................................................  7.06
      (c)............................................................................  7.06; 10.02
      (d)............................................................................  7.06
314   (a)............................................................................  4.06; 4.08;
                                                                                       10.02
      (b)............................................................................  N.A.
      (c)(1).........................................................................  10.04
      (c)(2).........................................................................  10.04
      (c)(3).........................................................................  N.A.
      (d)............................................................................  N.A.
      (e)............................................................................  10.05
      (f)............................................................................  N.A.
315   (a)............................................................................  7.01(b)
      (b)............................................................................  7.05; 10.02
      (c)............................................................................  7.01(a)
      (d)............................................................................  7.01(c)
      (e)............................................................................  6.11
316   (a)(last sentence).............................................................  2.09
      (a)(1)(A)......................................................................  6.05
      (a)(1)(B)......................................................................  6.04
      (a)(2).........................................................................  N.A.
      (b)............................................................................  6.07
      (c)............................................................................  9.04
317   (a)(1).........................................................................  6.08
      (a)(2).........................................................................  6.09
      (b)............................................................................  2.04
318   (a)............................................................................  10.01
      (c)............................................................................  10.01

                                TABLE OF CONTENTS


                                                                                                           Page


                                                  ARTICLE ONE

                                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.              Definitions...............................................................       1
SECTION 1.02.              Incorporation by Reference of TIA.........................................      28
SECTION 1.03.              Rules of Construction.....................................................      28

                                                  ARTICLE TWO

                                                   THE NOTES

SECTION 2.01.              Form and Dating...........................................................      29
SECTION 2.02.              Execution and Authentication; Aggregate Principal Amount..................      30
SECTION 2.03.              Registrar and Paying Agent................................................      31
SECTION 2.04.              Paying Agent To Hold Assets in Trust......................................      32
SECTION 2.05.              Holder Lists..............................................................      33
SECTION 2.06.              Transfer and Exchange.....................................................      33
SECTION 2.07.              Replacement Notes.........................................................      34
SECTION 2.08.              Outstanding Notes.........................................................      34
SECTION 2.09.              Treasury Notes............................................................      34
SECTION 2.10.              Temporary Notes...........................................................      35
SECTION 2.11.              Cancellation..............................................................      35
SECTION 2.12.              Defaulted Interest........................................................      35
SECTION 2.13.              CUSIP Number..............................................................      36
SECTION 2.14.              Deposit of Monies.........................................................      37
SECTION 2.15.              Restrictive Legends.......................................................      37
SECTION 2.16.              Book-Entry Provisions for Global Security.................................      39
SECTION 2.17.              Special Transfer Provisions...............................................      40
SECTION 2.18.              Additional Interest Under Registration Rights Agreement...................      43

                                                 ARTICLE THREE

                                                  REDEMPTION

SECTION 3.01.              Notices to Trustee........................................................      43
SECTION 3.02.              Selection of Notes To Be Redeemed.........................................      44
SECTION 3.03.              Optional Redemption.......................................................      44
SECTION 3.04.              Notice of Redemption......................................................      44
SECTION 3.05.              Effect of Notice of Redemption............................................      46
SECTION 3.06.              Deposit of Redemption Price...............................................      46
SECTION 3.07.              Notes Redeemed in Part....................................................      46


                                      -i-


                                                 ARTICLE FOUR

                                                   COVENANTS

SECTION 4.01.              Payment of Notes..........................................................      47
SECTION 4.02.              Maintenance of Office or Agency...........................................      47
SECTION 4.03.              Corporate Existence.......................................................      47
SECTION 4.04.              Payment of Taxes and Other Claims.........................................      48
SECTION 4.05.              Maintenance of Properties and Insurance...................................      48
SECTION 4.06.              Compliance Certificate; Notice of Default.................................      49
SECTION 4.07.              Compliance with Laws......................................................      50
SECTION 4.08.              Reports to Holders........................................................      50
SECTION 4.09.              Waiver of Stay, Extension or Usury Laws...................................      51
SECTION 4.10.              Limitation on Restricted Payments.........................................      51
SECTION 4.11.              Limitations on Transactions with Affiliates...............................      54
SECTION 4.12.              Limitation on Incurrence of Additional Indebtedness.......................      55
SECTION 4.13.              Limitation on Dividend and Other Payment Restrictions Affecting
                              Subsidiaries...........................................................      56
SECTION 4.14.              Change of Control.........................................................      57
SECTION 4.15.              Limitation on Asset Sales.................................................      59
SECTION 4.16.              Limitation on Preferred Stock of Restricted Subsidiaries..................      61
SECTION 4.17.              Limitation on Liens.......................................................      61
SECTION 4.18.              Additional Subsidiary Guarantees..........................................      62
SECTION 4.19.              Limitation on Status as Investment Company................................      62
SECTION 4.20.              Limitation on Line of Business............................................      62

                                                 ARTICLE FIVE

                                             SUCCESSOR CORPORATION

SECTION 5.01.              Merger, Consolidation and Sale of Assets..................................      62
SECTION 5.02.              Successor Corporation Substituted.........................................      64

                                                  ARTICLE SIX

                                                   REMEDIES

SECTION 6.01.              Events of Default.........................................................      64
SECTION 6.02.              Acceleration..............................................................      66
SECTION 6.03.              Other Remedies............................................................      67
SECTION 6.04.              Waiver of Past Defaults...................................................      68



                                      -ii-





SECTION 6.05.              Control by Majority.......................................................      68
SECTION 6.06.              Limitation on Suits.......................................................      69
SECTION 6.07.              Right of Holders To Receive Payment.......................................      69
SECTION 6.08.              Collection Suit by Trustee................................................      69
SECTION 6.09.              Trustee May File Proofs of Claim..........................................      70
SECTION 6.10.              Priorities................................................................      70
SECTION 6.11.              Undertaking for Costs.....................................................      71
SECTION 6.12.              Restoration of Rights and Remedies........................................      71

                                                 ARTICLE SEVEN

                                                    TRUSTEE

SECTION 7.01.              Duties of Trustee.........................................................      71
SECTION 7.02.              Rights of Trustee.........................................................      72
SECTION 7.03.              Individual Rights of Trustee..............................................      74
SECTION 7.04.              Trustee's Disclaimer......................................................      74
SECTION 7.05.              Notice of Default.........................................................      74
SECTION 7.06.              Reports by Trustee to Holders.............................................      75
SECTION 7.07.              Compensation and Indemnity................................................      75
SECTION 7.08.              Replacement of Trustee....................................................      76
SECTION 7.09.              Successor Trustee by Merger, Etc..........................................      77
SECTION 7.10.              Eligibility; Disqualification.............................................      77
SECTION 7.11.              Preferential Collection of Claims Against Issuer..........................      78

                                                 ARTICLE EIGHT

                                      DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.              Termination of Issuer's Obligations.......................................      78
SECTION 8.02.              Application of Trust Money................................................      81
SECTION 8.03.              Repayment to the Issuer...................................................      81
SECTION 8.04.              Reinstatement.............................................................      82
SECTION 8.05.              Acknowledgment of Discharge by Trustee....................................      82

                                                 ARTICLE NINE

                                         MODIFICATION OF THE INDENTURE

SECTION 9.01.              Without Consent of Holders................................................      82
SECTION 9.02.              With Consent of Holders...................................................      83
SECTION 9.03.              Compliance with TIA.......................................................      84
SECTION 9.04.              Revocation and Effect of Consents.........................................      84
SECTION 9.05.              Notation on or Exchange of Notes..........................................      84
SECTION 9.06.              Trustee To Sign Amendments, Etc...........................................      85


                                     -iii-



                                                  ARTICLE TEN

                                                 MISCELLANEOUS

SECTION 10.01.             TIA Controls..............................................................      85
SECTION 10.02.             Notices...................................................................      85
SECTION 10.03.             Communications by Holders with Other Holders..............................      86
SECTION 10.04.             Certificate and Opinion as to Conditions Precedent........................      87
SECTION 10.05.             Statements Required in Certificate or Opinion.............................      87
SECTION 10.06.             Rules by Trustee, Paying Agent, Registrar.................................      87
SECTION 10.07.             Legal Holidays............................................................      88
SECTION 10.08.             Governing Law.............................................................      88
SECTION 10.09.             No Adverse Interpretation of Other Agreements.............................      88
SECTION 10.10.             No Personal Liability.....................................................      88
SECTION 10.11.             Successors................................................................      89
SECTION 10.12.             Duplicate Originals.......................................................      89
SECTION 10.13.             Severability..............................................................      89
SECTION 10.14.             Independence of Covenants.................................................      89

                                                ARTICLE ELEVEN

                                              GUARANTEE OF NOTES

SECTION 11.01.             Unconditional Guarantee...................................................      89
SECTION 11.02.             Limitations on Guarantees.................................................      91
SECTION 11.03.             Execution and Delivery of Guarantee.......................................      91
SECTION 11.04.             Release of the Subsidiary Guarantor.......................................      92
SECTION 11.05.             Waiver of Subrogation.....................................................      93
SECTION 11.06.             Immediate Payment.........................................................      93
SECTION 11.07.             Obligations Continuing....................................................      94
SECTION 11.08.             Obligations Reinstated....................................................      94
SECTION 11.09.             Obligations Not Affected..................................................      94
SECTION 11.10.             Waiver....................................................................      94
SECTION 11.11.             No Obligation To Take Action Against the Issuer...........................      95
SECTION 11.12.             Dealing with the Issuer and Others........................................      95
SECTION 11.13.             Default and Enforcement...................................................      95
SECTION 11.14.             Amendment, Etc............................................................      96
SECTION 11.15.             Acknowledgment............................................................      96
SECTION 11.16.             Costs and Expenses........................................................      96
SECTION 11.17.             No Waiver; Cumulative Remedies............................................      96
SECTION 11.18.             Survival of Obligations...................................................      96
SECTION 11.19.             Guarantee in Addition to Other Obligations................................      97

                                      -iv-


SECTION 11.20.             Severability..............................................................      97
SECTION 11.21.             Successors and Assigns....................................................      97

                                                ARTICLE TWELVE

                                                  COLLATERAL

SECTION 12.01.             Collateral Documents......................................................      97
SECTION 12.02.             Recording and Opinions....................................................      98
SECTION 12.03.             Release of Collateral.....................................................      99
SECTION 12.04.             Specified Releases of Collateral..........................................      99
SECTION 12.05.             Authorization of Actions To Be Taken by the Trustee.......................      99
   Exhibit A        -   Form of Initial Note.........................................................     A-1
   Exhibit B        -   Form of Exchange Note........................................................     B-1
   Exhibit C        -   Form of Certificate To Be Delivered in Connection with Transfers to
                            Non-QIB Accredited Investors.............................................     C-1
   Exhibit D        -   Form of Certificate To Be Delivered in Connection with Transfers
                            Pursuant to Regulation S.................................................     D-1
   Exhibit E        -   Form of Guarantee............................................................     E-1

  Note:      This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture

         INDENTURE, dated as of August 1, 1997, among STANDARD COMMERCIAL TOBACCO CO., INC., a North Carolina corporation (the "Issuer"), STANDARD COMMERCIAL CORPORATION (the "Company" or the "Parent Guarantor") and STANDARD WOOL, INC. ("Standard Wool" or the "Subsidiary Guarantor" and together with the Parent Guarantor, the "Guarantors"), as guarantors, and CRESTAR BANK, as Trustee (the "Trustee").

         The Issuer has duly authorized the creation of an issue of 8 7/8% Senior Notes due 2005, Series A (the "Initial Notes") and 8 7/8% Senior Notes due 2005, Series B to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (as defined herein) (the "Exchange Notes" and, together with the Private Exchange Notes (as defined herein) and the Initial Notes, the "Notes") and, to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture. The Notes will be guaranteed on a senior basis by the Guarantors. All things necessary to make the Notes, when duly issued and executed by the Issuers, and authenticated and delivered hereunder, the valid obligations of the Issuer, and to make this Indenture a valid and binding agreement of the Issuer, have been done.

         Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


         SECTION 1.01. Definitions.

         "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

         "Additional Interest" shall have the meaning set forth in the Registration Rights Agreement.

         "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

         "Affiliate Transaction" has the meaning provided in Section 4.11.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Agent Members" has the meaning provided in Section 2.16.

         "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

         "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of
(a) any Capital Stock of any Restricted Subsidiary of the Company, (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary or (c) any other property or assets of the Company or any Restricted Subsidiary of the Company, other than in the ordinary course of business; provided that Asset Sales shall not include
(i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $5 million,
(ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01,
(iii) any disposition of assets or property not in the ordinary course of business to the extent such property or assets are obsolete, worn out or no longer useful in the Company's or any Restricted Subsidiary's business, (iv) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (v) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (vi) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the region,
(vii) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property and (viii) any dividend, distribution, investment or payment made pursuant to the first or second paragraph of the covenant described under
Section 4.10.

         "Authenticating Agent" has the meaning provided in Section 2.02.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

         "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the secretary, an assistant secretary or a director of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

         "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as finance lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

         "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poors Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(iv) above; (vi) in the case of any foreign Restricted Subsidiary, Investments
(a) in direct obligations of the sovereign nation (or any agency thereof) in which such foreign Restricted Subsidiary is organized or is conducting a substantial amount of business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (b) of the type and maturity described in clauses (i) through (v) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or
(c) of the type and maturity described in clauses (i) through (v) above of foreign obligors (or the parents of such obligors), which Investments or obligors (or the parents of such obligors), are not rated as provided in such clauses or in clause (vi)(b) but which are, in the reasonable judgment of the Issuer, comparable in investment quality to such Investments and obligors (or the parents of such obligors); and (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above.

         "Certificated Securities" means Notes in definitive registered form.

         "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) (other than to a Wholly Owned Restricted Subsidiary); (ii) the approval by the holders of the Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) the acquisition in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by (x) any Person or Group (other than Permitted Holders), of any securities of the Company such that, as a result of such acquisition, such Person, or Group either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, at least 30% of the Company's then outstanding voting securities entitled to vote on a regular basis for the Board of Directors of the Company, or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Company's Board of Directors, including without limitation by the acquisition of proxies for the election of directors; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

         "Change of Control Offer" has the meaning provided in Section 4.14.

         "Change of Control Payment Date" has the meaning provided in Section 4.14.

         "Collateral" means all of the outstanding capital stock of the Issuer and the Subsidiary Guarantor.

         "Collateral Account" means the collateral account established by the Trustee pursuant to Section 12.01.

         "Commission" means the U.S. Securities and Exchange Commission.

         "Common Stock" of any Person means any and all shares, interests or other participations in, and other equiva-lents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

         "Company" has the meaning provided in the preamble to this Indenture.

         "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less (x) any non-cash items increasing Consolidated Net Income for such period and (y) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give ef-fect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period, and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

         "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest included in cost of goods sold (but excluding capitalized interest included in inventory held by the person at the end of the period) and (d) the interest portion of any deferred payment obligation; plus (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Re-stricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; minus (iii) interest income received by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains and losses or classified as exceptional gains and losses to the extent they would be classified as extraordinary or nonrecurring under GAAP, (c) the net income (or loss) of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person,
(f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and (i) one time non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person (other than purchase accounting adjustments made, in connection with any acquisition of any entity that becomes a consolidated Subsidiary of such Person after the date of this Indenture, to the book value of the assets of such entity), (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined on a consolidated basis in accordance with GAAP.

         "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

         "Consolidated Tangible Net Worth" means, with respect to any Person as of any date, the sum of (i) Consolidated Net Worth, minus (ii) the amount of such Person's intangible assets at such date, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), capitalized expenses (excluding capitalized interest included in inventory held by the Person as of that date), patents, trademarks, trade names, copyrights, franchises, licenses and deferred charges (such as, without limitation, unamortized costs and costs of research and development), all determined for such Person on a consolidated basis in accordance with GAAP, plus (iii) translation adjustments as determined under FASB 52.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 919 East Main Street, Richmond, Virginia 23219.

         "Covenant Defeasance" has the meaning set forth in Section 8.01.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary of the Issuer against fluctuations in currency values.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

         "Depository" means The Depository Trust Company, its nominees and successors.

         "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a customarily defined change of control), in whole or in part, on or prior to the final maturity date of the Notes.

         "Event of Default" has the meaning provided in Section 6.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

         "Exchange Notes" means the 8 7/8% Senior Notes due 2005 to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under this Indenture subsequent to the Issue Date pursuant to Section 2.02, a registration rights agreement substantially identical to the Registration Rights Agreement.

         "Fair Market Value" means, with respect to any asset or property or the rendering of any service, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined (A) by a responsible senior officer of the Company in the case of Fair Market Value not in excess of $10 million, (B) by the Board of Directors of the Company acting reasonably and in good faith and evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee in the case of Fair Market Value of greater than $10 million and less than $15 million and (C) by the Board of Directors of the Company acting reasonably and in good faith and evidenced by a Board Resolution of the Board of Directors of the Company and an opinion of an Independent Financial Advisor as to the fairness of such transaction from a financial point of view delivered to the Trustee in the case of Fair Market Value of $15 million or greater.

         "GAAP" means generally accepted accounting principles in the United States as in effect as of the Issue Date, including without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

         "Global Bank Facility" means, collectively, the Credit Agreement, which is intended to be entered into on the Issue Date, among the Issuer and two of its subsidiaries as borrowers thereunder, Deutsche Bank A.G. as agent and Bankers Trust Company as co-agent and the lenders thereunder (including any guarantee agreements and related security documents), in each case as such agreements or documents may be amended (including any amendment, restatement or restructuring thereof), supplemented or otherwise modified or replaced from time to time, including any agreement extending the maturity of, refunding, refinancing, increasing the amount available under or replacing such agreement or document or any successor or replacement agreement or document and whether by the same or any other agent, lender or group of lenders.

         "Global Note" has the meaning provided in Section 2.01.

         "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

         "Guarantors" means the Company, Standard Wool and any Restricted Subsidiary of the Company executing a supplemental indenture evidencing its guarantee of the Notes subsequent to the Issue Date; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

         "Holder" means a holder of Notes.

         "incur" has the meaning set forth in Section 4.12.

         "Indebtedness" means (without duplication) with respect to any Person,
(i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), (v) all Obligations for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness of any other Person of the type referred to in clauses
(i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Independent Financial Advisor" means a nationally recognized firm which, in the judgment of the Board of Directors of the Company, is independent and qualified to perform the task for which it is to be engaged.

         "Initial Notes" means, collectively, (i) the 8 7/8% Senior Notes due 2005 of the Issuer issued on the Issue Date and (ii) one or more series of 8 7/8% Senior Notes due 2005 that are issued under this Indenture subsequent to the Issue Date pursuant to Section 2.02, in each case for so long as such securities constitute Restricted Securities.

         "Initial Purchasers" means, collectively, BT Securities Corporation and Wheat, First Securities Inc.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "interest" when used with respect to any Note means the amount of all interest accruing on such Note, including any applicable defaulted interest pursuant to Section 2.12 and any Additional Interest pursuant to the Registration Rights Agreement.

         "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

         "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

         "Inventory" means, as of any date, all inventory of the Company and any of its Restricted Subsidiaries, wherever located, valued in accordance with GAAP and shown on the balance sheet of the Company for the quarterly period most recently ended prior to such date for which financial statements of the Company are available.

         "Investment" means, with respect to any Person, any direct or indirect loan, advance or other extension of credit (including, without limitation, a guarantee (other than any guarantee which is made in compliance with the provisions of Section 4.12) or capital contribution (by means of any transfer of cash or other property (valued at the Fair Market Value thereof as of the date of transfer)) to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person, and all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. Notwithstanding the foregoing, "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.10, (i) "Investment" shall include and be valued at the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment, provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, at least 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

         "Issue Date" means the date of original issuance of the Notes.

         "Issuer" means Standard Commercial Tobacco Co., Inc.

         "Legal Defeasance" has the meaning set forth in Section 8.01.

         "Legal Holiday" has the meaning provided in Section 10.07.

         "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "Maturity Date" means August 1, 2005.

         "Meridional" means Meridional de Tabacos Ltda.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions and relocation expenses) and transmission costs (including foreign exchange costs) in transferring money from the disposing entity) to an entity making a prepayment required under this Indenture, (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

         "Net Proceeds Offer" has the meaning set forth in Section 4.15.

         "Net Proceeds Offer Amount" has the meaning set forth in Section 4.15.

         "Net Proceeds Offer Payment Date" has the meaning set forth in Section 4.15.

         "Net Proceeds Offer Trigger Date" has the meaning set forth in Section 4.15.

         "Notes" means, collectively, the Initial Notes, the Private Exchange Notes, if any, and the Unrestricted Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

         "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering Memorandum" means the confidential Offering Memorandum dated July 25, 1997 of the Issuer relating to the offering of the Notes.

         "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

         "Officers' Certificate" means a certificate signed by two Officers of the Issuer.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
10.04 and 10.05, as they relate to the giving of an Opinion of Counsel.

         "Paying Agent" has the meaning provided in Section 2.03.

         "Permitted Advances On Purchases Of Tobacco And Wool" means loans, advances, extensions of credit and guarantees made by the Company or any or its Restricted Subsidiaries to growers and other suppliers of tobacco and wool (including Affiliates) and tobacco growers' cooperatives, whether short-term or long-term, in the ordinary course of business to finance the growing or processing of tobacco or wool only to the extent that the aggregate principal amount of such loans, advances, extensions of credit and guarantees outstanding at any time to any Person and such Person's Affiliates does not exceed 20% (40% with respect to Meridional) of the Consolidated Tangible Net Worth of the Company for the most recently ended fiscal quarter for which internal financial statements are available.

         "Permitted Holders" means Mr. Ery W. Kehaya, his immediate family (including grandchildren) and their spouses, as well as trusts or similar entities for the benefit of any of the foregoing.

         "Permitted Indebtedness" means, without duplication, each of the following:

         (i) Indebtedness under the Notes, this Indenture and the Guarantees;

         (ii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

         (iii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under the Global Bank Facility (and the incurrence by Restricted Subsidiaries of the Company of guarantees thereof) in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $200 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount of such Indebtedness (and to correspondingly reduce the commitments, if any, with respect thereto) pursuant to
         Section 4.15;

         (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding (excluding the amount then outstanding under the Company's outstanding 7 1/4% Convertible Subordinated Debentures due
         2007) not to exceed the sum of (A) 85% of Inventory, plus (B) 85% of Receivables, plus (C) 85% of outstanding Permitted Advances on Purchases of Tobacco and Wool, less the sum of any amounts then outstanding under clauses (i), (ii) and (iii) above;

         (v) Interest Swap Obligations of the Company and its Restricted Subsidiaries, provided that such Interest Swap Obligations are entered into to protect the Issuer and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such interest Swap Obligation relates;

         (vi) Indebtedness under Currency Agreements; provided that (x) in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Sub-sidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder and (y) in the case of Currency Agreements which do not relate to Indebtedness, such Currency Agreements are entered into for the purpose of hedging currency fluctuation risks associated with the operation of the businesses of the Company and its Restricted Subsidiaries and are not entered into for speculative purposes;

         (vii) Indebtedness of a Restricted Subsidiary of the Company to the Issuer, the Company or a Guarantor for so long as such Indebtedness is held by the Issuer, the Company or a Guarantor, in each case, subject to no Lien held by a Person other than the Issuer, the Company, a Guarantor, the lenders under the Global Bank Facility or the Holders of the Notes; provided that if as of any date any Person other than the Issuer, the Company or a Guarantor owns or holds any such Indebtedness or any Person other than the Issuer, the Company, a Guarantor, the lenders under the Global Bank Facility or the Holders of the Notes holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

         (viii) Indebtedness of the Company to the Issuer or a Guarantor for so long as such Indebtedness is held by the Issuer or a Guarantor, in each case subject to no Lien; provided that (a) any Indebtedness of the Company to the Issuer or a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Parent Guarantee and (b) if as of any date any Person other than the Issuer or a Guarantor owns or holds any such Indebtedness or any Person (other than the lenders under the Global Bank Facility) holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

         (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

         (x) Indebtedness in respect of Capitalized Lease Obligations and/or Purchase Money Indebtedness in an aggregate principal amount for all such Indebtedness incurred pursuant to this clause (x) not to exceed $15 million at any one time outstanding;

         (xi) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

         (xii) Obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

         (xiii) Refinancing Indebtedness;

         (xiv) guarantees by the Company and its Restricted Subsidiaries of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred under this Indenture and such guarantee is permitted to be incurred under the covenant described under Section 4.18;

         (xv) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $15 million at any one time outstanding; and

         (xvi) Indebtedness incurred in connection with clause (xiii) of the definition of "Permitted Investments."

         "Permitted Investments" means without duplication, each of the following: (i) Investments existing on the Issue Date; (ii) Investments by the Company or any Restricted Subsidiary of the Company in the Company or in any Person that is or will become (as soon as practicable) after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company; (iii) Investments in the Issuer by the Company or any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Issuer's obligations under the Notes and this Indenture; (iv) Investments in cash and Cash Equivalents; (v) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business not in excess of $2 million at any one time outstanding; (vi) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (viii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; (ix) Investments made in the ordinary course of business in export notes, trade credit assignments, bankers' acceptances, guarantees and instruments of a similar nature issued in connection with the financing of international trading transactions by (a) any commercial bank or trust company (or any Affiliate thereof) organized under the laws of the United States of America, any state thereof, or the District of Columbia having capital and surplus in excess of $100,000,000 or (b) any international bank of recognized standing ranking among the world's 300 largest commercial banks in terms of total assets; (x) any Permitted Advances on Purchases of Tobacco and Wool; (xi) Investments made in any Person, not to exceed 10% of Consolidated Tangible Net Worth for the most recently ended fiscal quarter for which internal financial statements are available, engaged in the business of distributing and/or processing of leaf tobacco or wool or a business reasonably related thereto (excluding the manufacture or marketing of cigarettes, cigars or smokeless tobacco products intended for retail consumption) in which the Company (either directly or through one or more Restricted Subsidiaries) owns at least 10% of the equity interests of such Person and the Company (or a Restricted Subsidiary, as applicable), and has the contractual right to purchase or process tobacco or wool from such Person; (xii) an amount not to exceed $25 million for the acquisition of the capital stock of a non Wholly Owned Restricted Subsidiary of the Company engaged in the business of distributing and/or processing of leaf tobacco; and (xiii) the acquisition, directly or indirectly, of at least 74.9% of Meridional, for an aggregate purchase price of no more than $30 million.

         "Permitted Liens" means the following types of Liens:

         (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

         (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business;

         (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, pensions and other types of social security;

         (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded;

         (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

         (vi) any interest or title of a lessor under any Capitalized Lease Obligation permitted under the definition of "Permitted Indebtedness", provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

         (vii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness is permitted under the definition of "Permitted Indebtedness" and shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and additions and accessions thereto and proceeds therefrom and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

         (viii) Liens given to secure Permitted Indebtedness described under clauses (ii), (iii) or (iv) of the definition of "Permitted Indebtedness";

         (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

         (x) Liens encumbering deposits, including operating lease deposits made to secure obligations arising from statutory, regulatory, contractual or warranty require-ments of the Company or any of its Subsidiaries, including rights of offset and set-off;

         (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

         (xii) Liens securing Indebtedness under Currency Agreements;

         (xiii) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

         (xiv) Leases or subleases granted to others not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

         (xv) Any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating, other than any such interest or title resulting from or arising out of a default by the Company or any Restricted Subsidiary of its obligations under such lease;

         (xvi) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under this Indenture and under which the Company or any Restricted Subsidiary is lessee; and

         (xvii) Liens in favor of the Trustee and any substantially equivalent Lien granted to any trustee or similar institution under any indenture governing Indebtedness permitted to be Incurred or outstanding under this Indenture.

         "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

         "Physical Notes" has the meaning provided in Section 2.01.

         "plan of liquidation" means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

         "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

         "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

         "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.15.

         "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

         "Purchase Money Indebtedness" means Indebtedness of the Issuer or its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price or the cost of installation, construction or improvement of any property.

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "Receivables" means, as of any date, all accounts receivable of the Company and any of its Restricted Subsidiaries arising out of the sale of inventory in the ordinary course of business, valued in accordance with GAAP and shown on the balance sheet of the Company for the quarterly period most recently ended prior to such date for which financial statements of the Company are available.

         "Record Date" means the Record Date specified in the Notes.

         "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

         "redemption price," when used with respect to any Note to be redeemed, means the price fixed for such redemption, including principal and premium, if any, pursuant to this Indenture and the Notes.

         "Reference Date" has the meaning set forth in Section 4.10.

         "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with
Section 4.12 (other than pursuant to clause (iii), (iv), (v), (vi), (vii),
(viii), (ix), (xiv) or (xv) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) in any case where Indebtedness that is being Refinanced was long-term Indebtedness, create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Re-financed or (B), in the case of Indebtedness, a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Issuer, then such Refinancing Indebtedness shall be Indebtedness solely of the Issuer and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

         "Registrar" has the meaning provided in Section 2.03.

         "Registration Rights Agreement" means the Registration Rights Agreement dated the Issue Date among the Issuer, the Guarantors and the Initial Purchasers.

         "Regulation S" means Regulation S under the Securities Act.

         "Replacement Assets" shall have the meaning set forth in Section 4.15.

         "Restricted Payment" shall have the meaning set forth in Section 4.10.

         "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

         "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary and shall include, on the Issue Date, every Subsidiary of the Company, including in the case of Restricted Subsidiaries of the Company, the Issuer.

         "Rule 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc., and its successors.

         "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

         "Subsidiary" of any Person means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

         "Surviving Entity" shall have the meaning set forth in Section 5.01.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.03.

         "Total Capitalization" means the sum of (i) the total consolidated indebtedness of the Company and (ii) the Company's consolidated shareholders' equity (excluding any goodwill reserve).

         "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Unrestricted Notes" means one or more Notes that are not required to bear the Private Placement Legend in the form set forth in Section 2.15, including, without limitation, the Exchange Notes.

         "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner pro-vided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with Section 4.10 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Issuer is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12, (y) such designation is at that time permitted under Section 4.10 and (z) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" mean direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

         SECTION 1.02. Incorporation by Reference of TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes.

         "indenture security holder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on this Indenture securities means the Issuer or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.03. Rules of Construction.

         Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as of any date of determination;

         (3) "or" is not exclusive;

         (4) words in the singular include the plural, and words in the plural include the singular;

         (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

         (6) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, however, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.


                                   ARTICLE TWO

                                    THE NOTES


         SECTION 2.01. Form and Dating.

         The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Issuer and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. If required, the Notes may bear the appropriate legend regarding any original issue discount for federal income tax purposes. Each Note shall be dated the date of its issuance and shall show the date of its authentication. Each Note shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form of Exhibit E hereto.

         The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Notes offered and sold in reliance on Rule 144A, Notes offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer (and having an executed Guarantee endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.15. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

         Notes issued in exchange for interests in a Global Note pursuant to
Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Physical Notes"). All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; provided, however, that all of the time periods specified in the Registration Rights Agreement to be complied with by the Issuer have been so complied with.

         SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

         Two Officers, or an Officer and an Assistant Secretary of the Issuer and each Guarantor, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Issuer and the Guarantees for the Guarantors by manual or facsimile signature.

         If an Officer or Assistant Secretary whose signature is on a Note or a Guarantee was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $115,000,000 in one or more series,
(ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time only (x) in exchange for a like principal amount of Initial Notes or (y) in an aggregate principal amount of not more than the excess of $115,000,000 over the sum of the aggregate principal amount of (A) Initial Notes then outstanding, (B) Private Exchange Notes then outstanding and (C) Unrestricted Notes issued in accordance with (iii)(x) above, in each case upon a written order of the Issuer in the form of an Officers' Certificate of the Issuer. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clauses (ii) or
(iii) of the first sentence of this paragraph, the first such written order from the Issuer shall be accompanied by an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee stating that the issuance of the Private Exchange Notes or the Unrestricted Notes, as the case may be, does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Issuer. The aggregate principal amount of Notes outstanding at any time may not exceed $115,000,000, except as provided in Sections 2.07 and 2.08.

         In the event that the Issuer shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to clauses (i) and (iii) of the first sentence of the immediately preceding paragraph, the Issuer shall use its best efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Issuer may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

         The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer or with any Affiliate of the Issuer.

         The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

         SECTION 2.03. Registrar and Paying Agent.

         The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where
(a) Notes may be presented or surrendered for registration of transfer or for exchange ("Reg-istrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. The Issuer may act as its own Paying Agent, except that for the purposes of payments on the Notes pursuant to Sections 4.14 and 4.15, neither the Issuer nor any Affiliate of the Issuer may act as Paying Agent.

         The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

         The Issuer initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Issuer.

         SECTION 2.04. Paying Agent To Hold Assets in Trust.

         The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

         SECTION 2.05. Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

         SECTION 2.06. Transfer and Exchange.

         When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes or other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes and each of the Guarantors shall execute a Guarantee thereon at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, fee or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.04, 4.14, 4.15 or 9.05, in which event the Issuer shall be responsible for the payment of such taxes).

         The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

         Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

         SECTION 2.07. Replacement Notes.

         If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note and each of the Guarantors shall execute a Guarantee thereon if the Trustee's requirements are met. If required by the Trustee or the Issuer, such Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Issuer, the Guarantors and the Trustee, to protect the Issuer, the Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an additional obligation of the Issuer and the Guarantors.

         SECTION 2.08. Outstanding Notes.

         Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because an Issuer or any of its Affiliates holds the Note.

         If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

         If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

         SECTION 2.09. Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Issuer or an Af-filiate of the Issuer shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Issuer shall notify the Trustee, in writing, when it or, to its knowledge, any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

         SECTION 2.10. Temporary Notes.

         Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Issuer in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and so indicate in the Officers' Certificate. Without unreasonable delay, the Issuer shall prepare, the Trustee shall authenticate and the Guarantors shall execute Guarantees on, upon receipt of a written order of the Issuer pursuant to Section 2.02, definitive Notes in exchange for temporary Notes.

         SECTION 2.11. Cancellation.

         The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuer, shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Issuer may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

         SECTION 2.12. Defaulted Interest.

         The Issuer will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Issuer shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

         If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall the Issuer deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time of the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Issuer shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Issuer, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange or market on which the Notes may be listed, and upon such notice as may be required by such exchange.

         SECTION 2.13. CUSIP Number.

         The Issuer in issuing the Notes may use a "CUSIP" number, and, if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in the CUSIP number.

         SECTION 2.14. Deposit of Monies.

         Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be.

         SECTION 2.15. Restrictive Legends.

         Each Global Note and Physical Note that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Issuer, unless otherwise agreed by the Issuer and the Holder thereof):

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT), (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO

         YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         Each Global Note shall also bear the following legend on the face thereof:

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AN ISSUER OR ITS AGENT FOR

         REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THIS INDENTURE.

         SECTION 2.16. Book-Entry Provisions for Global Security.

         (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in
Section 2.15.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Issuer, the Trustee and any Agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global

Note if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for the Global Notes and a successor depositary is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, the Guarantors shall execute Guarantees on, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

         (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, the Guarantors shall execute Guarantees on and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

         (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15.

         (f) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         SECTION 2.17. Special Transfer Provisions.

         (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                     (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby or
         (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

                    (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Issuer shall execute, the Guarantors shall execute the Guarantees on and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                     (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such ac-count is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                    (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

         (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time prior to or on the second anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

         (e) Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of an Issuer within two years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which either the Issuer or any Affiliate of the Issuer was an owner of such Note, in each case, bear a legend in substantially the form set forth in Section
2.15 hereof, unless otherwise agreed by the Issuer (with written notice thereof to the Trustee).

         SECTION 2.18. Additional Interest Under Registration Rights Agreement.

         Under certain circumstances, the Issuer shall be obligated to pay Additional Interest to the Holders, all as set forth in Section 4 of the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference. Notwithstanding such incorporation by reference, the Trustee shall have no duties or obligations under the Registration Rights Agreement. The Issuer shall notify the Trustee if any Additional Interest is payable on the Notes.


                                  ARTICLE THREE

                                   REDEMPTION


         SECTION 3.01. Notices to Trustee.

         If the Issuer elects to redeem Notes pursuant to Paragraph 6 of the Notes and Section 3.03, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

         The Issuer shall give each notice provided for in this Section 3.01 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

         SECTION 3.02. Selection of Notes To Be Redeemed.

         In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange or market, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange or market, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of U.S. $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued and delivered to the Book-Entry Depositary or, in the case of Certificated Securities, issued in the name of the Holder thereof in each case upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture.

         SECTION 3.03. Optional Redemption.

         The Notes will be redeemable, at the Issuer's option, in whole at any time or in part from time to time, on and after August 1, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

         Year                                                Percentage

         2001..................................................104.438%
         2002..................................................102.958%
         2003..................................................101.479%
         2004 and thereafter...................................100.000%

         SECTION 3.04. Notice of Redemption.

         At least 30 days but not more than 60 days before the Redemption Date, the Issuer shall mail or cause to be mailed a notice of redemption by first class mail to each Holder of Notes to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. The Issuer shall provide such notices of redemption to the Trustee at least five days before the intended mailing date.

         Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the redemption price and the amount of accrued interest, if any, to be paid;

                  (3) the name and address of the Paying Agent;

                  (4) the subparagraph of the Notes pursuant to which such redemption is being made;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

                  (6) that, unless the Issuer defaults in making the redemption payment, interest on Notes or applicable portions thereof called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price plus accrued and unpaid interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

                  (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

                  (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

         The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

         SECTION 3.05. Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.04, such notice of redemption shall be irrevocable and Notes called for redemption become due and payable on the Redemption Date and at the redemption price plus accrued and unpaid interest as of such date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the redemption price plus accrued and unpaid interest, if any, thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Issuer defaults in payment of the redemption price.

         SECTION 3.06. Deposit of Redemption Price.

         On or before the Redemption Date and in accordance with Section 2.14, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the redemption price plus accrued and unpaid interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuer any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

         Unless the Issuer fails to comply with the preceding paragraph and defaults in the payment of such redemption price plus accrued and unpaid interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

         SECTION 3.07. Notes Redeemed in Part.

         Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS


         SECTION 4.01. Payment of Notes.

         (a) The Issuer shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.

         (b) An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or any of its Affiliates) holds, prior to 11:00 a.m. New York City time on that date, U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

         (c) Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent they are required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

         SECTION 4.02. Maintenance of Office or Agency.

         The Issuer shall maintain the office or agency required under Section
2.03. The Issuer shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

         SECTION 4.03. Corporate Existence.

         Except as provided in Article Five and Section 11.04, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of the Issuer and the Subsidiary Guarantor in accordance with the respective organizational documents of the Company, the Issuer and the Subsidiary Guarantor and the rights (charter and statutory) and material franchises of the Company, the Issuer and the Subsidiary Guarantor.

         SECTION 4.04. Payment of Taxes and Other Claims.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, the Issuer or any of the Subsidiaries or properties of any of the Company, the Issuer or any of the Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of any of the Company, the Issuer or any of the Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

         SECTION 4.05. Maintenance of Properties and Insurance.

         (a) Each of the Company, the Issuer and each of their Restricted Subsidiaries shall cause all material properties owned by or leased to it and used or useful in the conduct of its business to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company, the Issuer or such Restricted Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent any of the Company, the Issuer or any of their Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of the Restricted Subsidiary concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Issuer or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any of its Restricted Subsidiaries, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

         (b) Each of the Company, the Issuer and the Restricted Subsidiaries shall cause to be provided insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the respective

Boards of Directors or other governing body of the Company, the Issuer or such Restricted Subsidiaries, as the case may be, are adequate and appropriate for the conduct of the business of the Company, the Issuer or such Restricted Subsidiaries, as the case may be, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the respective Boards of Directors or other governing body of the Company, the Issuer or such Restricted Subsidiary, as the case may be, for companies similarly situated in the industry.

         SECTION 4.06. Compliance Certificate; Notice of Default.

         (a) The Issuer and the Guarantors shall deliver to the Trustee, within 90 days after the end of their fiscal quarters and fiscal years, an Officers' Certificate of the Issuer or such Guarantor (as applicable) (provided, however, that one of the signatories to each such Officers' Certificate shall be the Issuer's or such Guarantor's (as applicable) principal executive officer, principal financial officer or principal accounting officer), as to such Officers' knowledge of the Issuer's, the Company's or such other Guarantor's (as applicable) compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and in the event any Default of the Issuer or any Guarantor (as applicable) exists, such Officers shall specify the nature of such Default. Each such Officers' Certificate shall also notify the Trustee should such Issuer or the Company (as applicable) elect to change the manner in which it fixes its fiscal year end.

         (b) So long as not contrary to the then generally accepted auditing and accounting standards, the annual financial statements delivered pursuant to
Section 4.08 shall be accompanied by a written report of the Company's independent public accountants (who shall be a firm of established national reputation) stating (A) that their audit examination has included a review of the terms of this Indenture and the form of the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

         (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Issuer shall deliver to the Trustee, at its address set forth in Section 10.02 hereof, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within 10 days of its becoming aware of such occurrence.

         SECTION 4.07. Compliance with Laws.

         The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition, business, prospects or results of operations of the Company and its Subsidiaries taken as a whole.

         SECTION 4.08. Reports to Holders.

         The Company shall furnish to the Trustee and Holders of the Notes all annual and quarterly financial information that the Issuer or the Company is required to file with the Commission under the Exchange Act (or similar reports in the event that the Issuer or the Company is not at the time required to file such reports with the Commission) which reports shall include a statement of the Consolidated EBITDA of the Company for each period reported. In addition, even if the Issuer or the Company is entitled under the Exchange Act not to furnish such information to the Commission or the Holders of the Notes, it shall nonetheless continue to furnish such information to the Commission (to the extent the Commission is accepting such reports) and Holders of the Notes. The Company will also comply with the other provisions of TIA ss. 314(a). The Issuer and the Guarantors shall also make available to the Trustee, Holders of the Notes and any prospective purchaser of Notes designated by any Holder of Notes, the information set forth in Rule 144A(d)(4) under the Securities Act for so long as any Transfer Restricted Notes are outstanding.

         SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

         The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.10. Limitation on Restricted Payments.

         The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company) on or in respect of shares of the Capital Stock of the Company or any of its Restricted Subsidiaries, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any of its Restricted Subsidiaries or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than (i) the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock of the Issuer or warrants, rights or options to acquire Qualified Capital Stock of the Company or (ii) in the case of any purchase, redemption or other acquisition or retirement for value of Disqualified Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Disqualified Capital Stock, for Capital Stock or warrants, rights or options to acquire Capital Stock of the Company; provided that if such Capital Stock is Disqualified Capital Stock, such Disqualified Capital Stock does not have a liquidation preference greater than the liquidation preference of the Disqualified Capital Stock being purchased, redeemed or acquired or retired or contain provisions pursuant to which such Disqualified Capital Stock matures or is mandatorily redeemable or is redeemable at the sole option of the holder thereof, in whole or in part, prior to the Disqualified Capital Stock being purchased, redeemed or acquired or retired, (c) make any principal payment on, purchase, decrease, redeem, prepay or otherwise acquire or retire or decrease for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is subordinate or junior in right of payment to the Notes or the Guarantees as the case may be or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a),
(b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes if other than in cash, being the Fair Market Value of such property) shall exceed the sum of: (x) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to June 30, 1997 and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating for such purposes such period as a single accounting period); plus (y) 100% of the aggregate net cash proceeds received by the Company (including the Fair Market Value of marketable securities) from any Person (other than a Restricted Subsidiary of the Company) from the issue and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (including pursuant to a capital contribution and excluding any Qualified Capital Stock issued upon conversion of the Company's outstanding 7 1/4% Convertible Subordinated Debentures due 2007 (the "Debentures") and any Qualified Capital Stock issued pursuant to clause (b) of this paragraph); plus (z) without duplication of any amounts included in clause (iii) (y) above, an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, interest payments, repayments of loans or advances, or other transfers of cash, in each case to the Company or to any Wholly Owned Restricted Subsidiary of the Company from Unrestricted Subsidiaries (but without duplication of any such amount included in calculating cumulative Consolidated Net Income of the Issuer), or from redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in the definition of "Investments"), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and which was treated as a Restricted Payment under this Indenture.

         Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, defeasance, redemption, prepayment, acquisition or retirement or decrease of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, defeasance, redemption, prepayment, acquisition or retirement or decrease of any Indebtedness of the Issuer that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company or Indebtedness that is subordinated or junior in right of payment to the Notes and has a Weighted Average Life to Maturity and final maturity not sooner than the Weighted Average Life to Maturity and final maturity prior to such exchange, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) if no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed the sum of (x) $2 million in any calendar year and (y) proceeds received by the Company or any of its Subsidiaries in connection with any "key-man" life insurance policies which are used to make such repurchases; and provided that the cancellation of Indebtedness owing to the Company from members of management of the Company in connection with a repurchase of Common Stock of the Company pursuant to this clause 4 will not be deemed to constitute a Restricted Payment under this Indenture; (5) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (6) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, other Restricted Payments in an aggregate amount not to exceed $15 million (including, with respect to Investments (other than Permitted Investments), amounts then outstanding); and (7) any payments made in respect of Capital Stock of a Restricted Subsidiary paid to minority holders thereof in connection with pro rata distributions on such Capital Stock to the Company or a Wholly Owned Restricted Subsidiary of the Company. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause
(iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1) (to the extent the declaration thereof has not previously been included in such aggregate amount), (2)(ii), (4) and (6) shall be included in such calculation.

         Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

         SECTION 4.11. Limitations on Transactions with Affiliates.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(b) below and (y) Affiliate Transactions on terms that are fair and reasonable to the Company or such Restricted Subsidiary and are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property in excess of $2.5 million shall be approved by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate payment or other property in excess of $5 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and shall provide such opinion to the Trustee together with an Officers' Certificate setting forth in reasonable detail the facts and circumstances of such transaction or series of related transactions.

         (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Subsidiaries or exclusively between or among such Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) any agreement as in effect as of the Issue Date (as set forth in a list to be provided to the Initial Purchasers on the Issue Date) or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;
(iv) Restricted Payments permitted by this Indenture; and (v) transactions permitted by, and complying with, the provisions of the covenant described in
Section 5.01.

         SECTION 4.12. Limitation on Incurrence of Additional Indebtedness.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness), in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.25 to 1.0 on or prior to the second anniversary of the Issue Date and greater than 2.75 to 1.0 thereafter.

         The Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, in any event incur any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Issuer or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such indebtedness) made expressly subordinate in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordi-nation provisions that are most favorable to the holders of any other Indebtedness of the Issuer or such Guarantor, as the case may be.

         SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

         The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or the Issuer; (c) guarantee any Obligation arising under or in respect of the Notes or this Indenture of the Company or any Restricted Subsidiary; or (d) transfer any of its property or assets to the Company or any Restricted Subsidiary of the Company, except, in each case, for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired or any of its subsidiaries; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) any encumbrance or restriction with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the date of this Indenture, which encumbrance or restriction is in existence at the time such person becomes a Restricted Subsidiary or is created on the date it becomes a Restricted Subsidiary; (7) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien; (8) any agreement or instrument governing the payment of dividends or other distributions on or in respect of Capital Stock of any Person that is acquired; (9) restrictions under the Global Bank Facility; (10) other Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to
Section 4.12, provided that any such restrictions are ordinary and customary with respect to the type of Indebtedness being incurred (under the relevant circumstances); (11) restrictions on cash or other deposits or net worth imposed by the customers under contracts entered into in the ordinary course of business; or (12) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5), (9) or (10) above; provided that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

         SECTION 4.14. Change of Control.

         (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuer purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase.

         (b) Within 30 days following the date upon which the Change of Control occurred, the Issuer shall send, by first class mail, a notice to each Holder at such Holder's last registered address, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

                  (i) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered and not withdrawn shall be accepted for payment;

                  (ii) the purchase price (including the amount of accrued and unpaid interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                  (iii) that any Note not tendered shall continue to accrue interest;

                  (iv) that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (v) that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date;

                  (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the second business day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (vii) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

                  (viii) the circumstances and relevant facts regarding such Change of Control.

         On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Issuer. The Indenture will provide that the Paying Agent will promptly either (x) pay to the Holder against presentation and surrender (or, in the case of partial payment, endorsement) of the Global Notes or (y) in the case of Certificated Securities, mail to each Holder of Notes the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver to the Holder of the Global Notes a new Global Note or Notes or, in the case of Definitive Notes, mail to each Holder new Certificated Securities, as applicable, equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each new Certificated Security will be in a principal amount of $1,000 or an integral multiple thereof. The Issuer will notify the Trustee and the Holders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the Change of Control Purchase

Price, at the same times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         Neither the Board of Directors of the Issuer nor the Trustee may waive the provisions of this Section 4.14 relating to the Issuer's obligation to make a Change of Control Offer or a Holder's right to redemption upon a Change of Control.

         The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the provisions of this Section 4.14 by virtue thereof.

         SECTION 4.15. Limitation on Asset Sales.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless: (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents or Replacement Assets and is received at the time of such disposition, provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes) that are assumed by the transferee of any such assets, and (b) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for the purposes of this provision; and
(iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either (A) to (x) repay and permanently reduce the availability of credit under the Global Bank Facility or
(y) repay and elect to reduce the amount of outstanding Indebtedness permitted to be incurred pursuant to clauses (x) and/or (xv) of the definition of Permitted Indebt-edness, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the same or a similar line of business as the Company or the Restricted Subsidiary, as the case may be, as existing on the date of this Indenture or in businesses reasonably related thereto ("Replacement Assets"); provided that the Net Cash Proceeds from an Asset Sale relating to the Company's tobacco business are used to make an investment in Replacement Assets relating to the tobacco business; provided further that the Net Cash Proceeds of an Asset Sale relating to assets owned directly by the Issuer or a Guarantor are used to make an investment in Replacement Assets owned directly by the Issuer or a Guarantor, (C) to permanently reduce any outstanding Indebtedness of such Restricted Subsidiary (and to correspondingly reduce the commitments, if any, with respect thereto), or (D) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A), (iii)(B) and (iii)(C). On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A),
(iii)(B), (iii)(C) and (iii)(D) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B), (iii)(C) and (iii)(D) of the next preceding sentence (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or dissolution shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company or such Restricted Subsidiary, as the case may be, may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10 million shall be applied as required pursuant to this paragraph).

         Notwithstanding the foregoing, the restriction contained in clause (ii) of the preceding paragraph shall not apply if more than 49% of the Capital Stock or more than 49% of the consolidated assets of Standard Wool are sold in a single transaction in compliance with all of the terms of this Indenture.

         In connection with each Net Proceeds Offer, the Issuer shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, notice of such, within 25 days following the Net Proceeds Offer Trigger Date, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders shall be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer Period as may be required by law.

         Notwithstanding the foregoing, all of the outstanding Capital Stock of the Issuer shall at all times be owned by the Company free and clear of all Liens other than the Liens held by the Trustee for the benefit of the Holders of the Notes. The Company and any such Restricted Subsidiaries will comply with the requirements of Rule 14e-1 under the Exchange Act and the regulations thereunder and any other securities laws to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer.

         SECTION 4.16. Limitation on Preferred Stock of Restricted Subsidiaries.

         The Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company (other than any Preferred Stock outstanding as of the Issue Date).

         SECTION 4.17. Limitation on Liens.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur or assume or suffer to exist any Lien (other than Permitted Liens) that secures obligations under any Indebtedness on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Notes are equally and ratably secured with the obligations so secured until such time as such obligations are no longer secured by a Lien.

         SECTION 4.18. Additional Subsidiary Guarantees.

         The Company shall not permit any of its Restricted Subsidiaries to guarantee or secure through the granting of Liens the payment of any Indebtedness (other than Indebtedness secured by Permitted Liens) of the Company or the Issuer, unless such Restricted Subsidiary is the Issuer or a Guarantor. Any Restricted Subsidiary (other than the Issuer or any existing Guarantor) may execute and deliver a supplemental indenture (and shall deliver such legal opinions and other documents as are required by this Indenture) evidencing its Guarantee of the Notes in order to facilitate a transaction which would otherwise be prohibited by the foregoing restriction.

         SECTION 4.19. Limitation on Status as Investment Company.

         The Company shall not become and shall not permit the Issuer or any Guarantor to conduct its business in a fashion that would cause the Company, the Issuer or any Guarantor to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or otherwise become subject to regulation under the Investment Company Act.

         SECTION 4.20. Limitation on Line of Business.

         The Company and its Subsidiaries shall not engage in the manufacture or marketing of cigarettes, cigars or smokeless tobacco products for retail consumption.


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION


         SECTION 5.01. Merger, Consolidation and Sale of Assets.

         The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless at the time of and after giving effect thereto; (i) either (a) the Company or the Issuer shall be the surviving or continuing corporation or (b) the Person (if other than the Company or the Issuer) formed by such consolidation or into which the Company or the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture, and the Registration Rights Agreement on the part of the Company or such Restricted Subsidiary to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and
(2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(b)(y) above (including, without limitation giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied; provided, however, that the foregoing restrictions shall not apply to (i) any consolidation or merger of a Restricted Subsidiary with or into (or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties, assets or Capital Stock of a Restricted Subsidiary to) the Company, the Issuer or another Re-stricted Subsidiary which is a Guarantor, or (ii) a consolidation or merger of Standard Wool with or into, or sale, assignment, transfer, lease, conveyance or other disposition of the properties, assets or Capital Stock of Standard Wool to any Person, provided that the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to Standard Wool or the Company, as the case may be, from a financial point of view, from an Independent Financial Advisor and shall provide such opinion to the Trustee together with an Officer's Certificate setting forth in reasonable detail the facts and circumstances of such transaction.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         SECTION 5.02. Successor Corporation Substituted.

         Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Issuer or the Company, as the case may be, in accordance with Section 5.01, in which the Issuer or the Company, as the case may be, is not the continuing corporation, the successor Person formed by such consolidation or into which the Issuer or the Company, as the case may be, is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Company, as the case may be, under this Indenture and either the Notes or the Parent Guarantee, as the case may be, with the same effect as if such surviving entity had been named as such.


                                   ARTICLE SIX

                                    REMEDIES


         SECTION 6.01. Events of Default.

         An "Event of Default" means any of the following events:

                  (a) the failure to pay interest or Additional Interest, if any, on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

                  (b) the failure to pay the principal or premium on any Notes, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

                  (c) a default in the observance or performance of terms or provisions of Section 4.16, 4,20 or 5.01;

                  (d) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Issuer receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

                  (e) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Issuer, the Company or any Restricted Subsidiary of the Company with respect to such indebtedness, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates U.S. $10,000,000 or more at any time;

                  (f) one or more judgments in an aggregate amount in excess of U.S. $10,000,000 (unless covered by insurance by a reputable insurer as to which the insurer has acknowledged coverage or as to which the Issuer, the Company or such Restricted Subsidiary is fully indemnified and the indemnifying party has acknowledged its obligations in respect of such indemnity) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

                  (g) the Company, the Issuer or any of their Significant Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

                           (i) commences a voluntary case or proceeding;

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case or proceeding;

                           (iii) consents to the appointment of a Custodian of
                  it or for all or substantially all of its property;

                           (iv) makes a general assignment for the benefit of
                  its creditors; or

                           (v) shall generally not pay its debts when such debts
                  become due or shall admit in writing its inability to pay its debts generally;

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company, the Issuer or
                  any of their Significant Subsidiaries in an involuntary case or proceeding,

                           (ii) appoints a Custodian of the Company, the Issuer
                  or any of their Significant Subsidiaries for all or substantially all of their properties taken as a whole, or

                           (iii) orders the liquidation of the Company the
                  Issuer or any of their Significant Subsidiaries,

         and in each case the order or decree remains unstayed and in effect for 60 days; or

                  (i) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid, in each case by a court of competent jurisdiction in a final non-appealable judgment, or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture); or

                  (j) any of the pledges of capital stock of the Issuer or Standard Wool ceases to be in full force and effect or any such pledge is declared to be null and void and unenforceable or any such pledge is found to be invalid.

         SECTION 6.02. Acceleration.

         If an Event of Default (other than an Event of Default specified in Section 6.01 (g) or (h) with respect to the

Company or the Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable; provided that if prior to the delivery of any such "Notice of Acceleration" with respect to an Event of Default specified in Section 6.01(d), any such payment default or acceleration relating to such other Indebtedness shall have been cured or rescinded, as the case may be, or such Indebtedness has been discharged in a manner consistent with the terms of the Indenture within 30 days of such default or acceleration, as the case may be, then such Event of Default specified in
Section 6.01(d) shall be deemed cured for all purposes of the Indenture. If an Event of Default specified in Section 6.01 (g) or (h) with respect to the Issuer or the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (a) if the rescission would not conflict with any judgment or decree, (b) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (d) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (e) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01, the Trustee shall have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. Other Remedies.

         (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         (b) All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         SECTION 6.04. Waiver of Past Defaults.

         Prior to the acceleration of the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist. This
Section 6.04 shall be in lieu of ss. 316(a)(1)(B) of the TIA and such ss. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         SECTION 6.05. Control by Majority.

         Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Article Six and under the TIA. The Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction
(a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Holder, or (c) that may expose the Trustee to personal liability for which adequate indemnity provided to the Trustee against such liability is not reasonably assured to it; provided, further, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture. This Section 6.05 shall be in lieu of ss. 316(a)(1)(A) of the TIA, and such ss. 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         SECTION 6.06. Limitation on Suits.

         No Holder of any Notes shall have any right to institute any proceeding with respect to this Indenture or the Notes or any remedy hereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 30-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes.

         The foregoing limitations shall not apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on, such Note on or after the respective due dates expressed or provided for in such Note.

         A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

         SECTION 6.07. Right of Holders To Receive Payment.

         Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, and interest on such Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

         SECTION 6.08. Collection Suit by Trustee.

         If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer, or any other obligor on the Notes for the whole amount of the principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum provided for by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 6.09. Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relative to the Company, the Issuer or Subsidiary Guarantor (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10. Priorities.

         If the Trustee collects any money pursuant to this Article Six it shall pay out such money in the following order:

                  First: to the Trustee for amounts due under Section 7.07;

                  Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

                  Third: to Holders for the principal amounts (including any premium) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal (including any premium); and

                  Fourth: the balance, if any, to the Issuer.

         The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

         SECTION 6.11. Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

         SECTION 6.12. Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE SEVEN

                                     TRUSTEE


         SECTION 7.01. Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01 and
Section 7.02.

         (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuer. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         SECTION 7.02. Rights of Trustee.

         Subject to Section 7.01:

                  (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections
         10.04 and 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney and to consult with the officers and representatives of the Issuer, including the Issuer's accountants and attorneys.

                  (f) The Trustee shall be under no obligation to exercise any of its rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

                  (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                  (h) Delivery of reports, information and documents to the Trustee under Section 4.08 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 7.03. Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Issuer, or any of the Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or the Notes other than the Trustee's certificate of authentication.

         SECTION 7.05. Notice of Default.

         If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment, a Default in payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer and a Default in compliance with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The foregoing sentence of this Section 7.05 shall be in lieu of the proviso to ss. 315(b) of the TIA and such proviso to ss. 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         SECTION 7.06. Reports by Trustee to Holders.

         Within 60 days after November 1 of each year beginning with 1997, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b), (c) and (d).

         A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the Commission and each stock exchange or market, if any, on which the Notes are listed.

         The Issuer shall promptly notify the Trustee if the Notes become listed on any stock exchange or market and the Trustee shall comply with TIA ss. 313(d).

         SECTION 7.07. Compensation and Indemnity.

         The Issuer shall pay to the Trustee from time to time such compensation for its services as has been agreed to in writing signed by the Issuer and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, counsel, accountants and experts.

         The Issuer shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders, Affiliates and directors and officers for, and hold them each harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Issuer shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided, however, that any settlement of a claim shall be approved in writing by the Trustee if such settlement would result in an admission of liability by the Trustee or if such settlement would not be accompanied by a full release of the Trustee for all liability arising out of the events giving rise to such claim. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuer shall pay the reasonable fees and expenses of such counsel.

         To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or premium, if any, or interest on particular Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

         The provisions of this Section 7.07 shall survive the termination of this Indenture.

         SECTION 7.08. Replacement of Trustee.

         The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee and appoint a successor Trustee with the Issuer's consent, by so notifying the Issuer and the Trustee. The Issuer may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Is-suer. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Issuer shall mail notice of such successor Trustee's appointment to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. Successor Trustee by Merger, Etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

         SECTION 7.10. Eligibility; Disqualification.

         This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee that is a subsidiary of another Bank or a corporation included in a bank holding company system, the related bank or bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition, and have an office in the City of New York. In addition, if the Trustee is a subsidiary of another Bank or a corporation included in a bank holding company system, the Trustee, independently of such bank or bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer or a Guarantor are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. The provisions of TIA ss. 310 shall apply to the Issuer and the Guarantors, as obligors of the Notes.

         SECTION 7.11. Preferential Collection of Claims Against Issuer.

         The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE


         SECTION 8.01. Termination of Issuer's Obligations.

         This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when (a) either (i) all Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Issuer has paid all other sums payable under this Indenture by the Issuer; and (c) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Issuer.

         The Issuer may, at its option and at any time, elect to have its obligations and the corresponding obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, and satisfied all of its obligations with respect to the Notes, except for (a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (b) the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (c) the rights, powers, trust, duties and immunities of the Trustee and the Issuer's obligations in connection therewith and (d) the Legal Defeasance provisions of this Section 8.01. In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer released with respect to covenants contained in Sections 4.04, 4.08 and 4.10 through 4.18 and Article Five ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event of Covenant Defeasance, those events described under Section 6.01 (except those events described in Section 6.01(a),(b),(f) and (g)) will no longer constitute an Event of Default with respect to the Notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

                  (b) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and in either case, and (iii) the Holders will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than any Default or Event of Default with respect to the Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such incurrence);

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

                  (f) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or any of the Guarantors or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or any of the Guarantors or others;

                  (g) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Issuer; and

                  (h) the Issuer shall have delivered to the Trustee an Opinion of Counsel (subject to customary exceptions) to the effect that (i) the trust funds will not be subject to any rights of holders of Indebtedness, including, without limitation, those arising under the Indenture and (ii) after the 181st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders.

         SECTION 8.02. Application of Trust Money.

         The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations.

         The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

         SECTION 8.03. Repayment to the Issuer.

         Subject to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.

         SECTION 8.04. Reinstatement.

         If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.01 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

         SECTION 8.05. Acknowledgment of Discharge by Trustee.

         After (i) the conditions of Section 8.01 have been satisfied, (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under this Indenture except for those surviving obligations specified in Section 8.01, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Issuer.


                                  ARTICLE NINE

                          MODIFICATION OF THE INDENTURE


         SECTION 9.01. Without Consent of Holders.

         Subject to the provisions of Section 9.02, the Issuer, the Guarantors and the Trustee may amend, waive or supplement this Indenture without notice to or consent of any Holder: (a) to cure any ambiguity, defect or inconsistency;
(b) to comply with Section 5.01 of this Indenture; (c) to provide for uncertificated Notes in addition to certificated Notes; (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or (e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder. Notwithstanding the foregoing, the Trustee and the Issuer may not make any change pursuant to this Section 9.01 that adversely affects the rights of any Holder under this Indenture without the consent of such Holder. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel; provided, however, that in delivering such Opinion of Counsel, such counsel may rely as to matters of fact, on a certificate or certificates of officers of the Issuer.

         SECTION 9.02. With Consent of Holders.

         All other modifications and amendments of this Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes, except that, without the consent of each Holder of the Notes affected thereby, no amendment may, directly or indirectly: (i) reduce the amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of premium, if any, and interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of premium, if any, principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred or the subject Asset Sale has been consummated; (vii) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or (viii) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

         SECTION 9.03. Compliance with TIA.

         Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect; provided, however, that this
Section 9.03 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

         SECTION 9.04. Revocation and Effect of Consents.

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

         The Issuer may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Record Date shall be at least 30 days prior to the first solicitation of such consent. If a Record Date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.

         SECTION 9.05. Notation on or Exchange of Notes.

         If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determine, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

         SECTION 9.06. Trustee To Sign Amendments, Etc.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. In executing such amendment, supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon an Opinion of Counsel and an Officers' Certificate of the Issuer, stating that no Event of Default shall occur as a result of such amendment, supplement or waiver and that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture, provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Issuer. Such Opinion of Counsel shall not be an expense of the Trustee.


                                   ARTICLE TEN

                                  MISCELLANEOUS


         SECTION 10.01. TIA Controls.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided, however, that this Section 10.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

         SECTION 10.02. Notices.

         Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Issuer or any Guarantor:

                  Standard Commercial Tobacco Co., Inc.
                  2201 Miller Road
                  P.O. Box 450
                  Wilson, North Carolina  27894-0450
                  Facsimile No. (919) 237-1109

                  Attention:  Robert E. Harrison

                  if to the Trustee:

                  Crestar Bank-Corporate Trust
                  10th Floor
                  919 East Main Street
                  Richmond, Virginia  23219
                  Telecopier Number:  (804) 782-7855

                  Attention:  Kelly Pickerel

         The Issuer, the Guarantors and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar ten (10) days prior to such mailing and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 10.03. Communications by Holders with Other Holders.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

         SECTION 10.04. Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Issuer or the Guarantors to the Trustee to take any action under this Indenture, the Issuer shall furnish to the
Trustee:

                  (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate).

         SECTION 10.05. Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

         SECTION 10.06. Rules by Trustee, Paying Agent, Registrar.

         The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 10.07. Legal Holidays.

         A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 10.08. Governing Law.

         THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY; PROVIDED THAT MATTERS RELATING TO THE DUE AUTHORIZATION OF THE NOTES BY THE ISSUER AND THE DUE AUTHORIZATION OF EACH GUARANTEE BY EACH GUARANTOR WILL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture, the Notes or the Guarantees.

         SECTION 10.09. No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 10.10. No Personal Liability.

         No director, officer, employee or stockholder, as such, of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         SECTION 10.11. Successors.

         All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 10.12. Duplicate Originals.

         All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         SECTION 10.13. Severability.

         In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 10.14. Independence of Covenants.

         All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.


                                 ARTICLE ELEVEN

                               GUARANTEE OF NOTES


         SECTION 11.01. Unconditional Guarantee.

         Subject to the provisions of this Article Eleven, each of the Company and the Subsidiary Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior basis (such guarantee to be referred to herein as a "Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Issuer or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section
7.07 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. In addition, all of the issued and outstanding capital stock of the Issuer and Standard Wool will be pledged by the Company to the Trustee for the benefit of the Holders of the Notes. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Issuer.

         Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, trustee, liq-uidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

         No stockholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

         Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor, determined in accordance with GAAP.

         SECTION 11.02. Limitations on Guarantees.

         The obligations of the Subsidiary Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of the Subsidiary Guarantor will result in the obligations of the Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any laws of the United States, any state of the United States or the District of Columbia.

         SECTION 11.03. Execution and Delivery of Guarantee.

         To further evidence the Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit E herein, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of two Officers of the Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

         If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

         SECTION 11.04. Release of the Subsidiary Guarantor.

         (a) If no Default exists or would exist under this Indenture, upon (i) the sale or disposition of more than 49% of the Capital Stock of the Subsidiary Guarantor by the Company, or (ii) the sale or disposition of more than 49% of the consolidated assets of the Subsidiary Guarantor in compliance with all of the terms of this Indenture, the Subsidiary Guarantor's Guarantee shall be released, and the Subsidiary Guarantor shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. If the Subsidiary Guarantor is not so released the Subsidiary Guarantor or the entity surviving the Subsidiary Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Eleven.

         (b) The Trustee shall deliver an appropriate instrument evidencing the release of the Subsidiary Guarantor upon receipt of a request by the Issuer or the Subsidiary Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.04, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers Certificates of the Issuer.

         The Trustee shall execute any documents reasonably requested by the Issuer or the Subsidiary Guarantor in order to evidence the release of the Subsidiary Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Eleven.

         Except as set forth in Articles Four and Five and this Section 11.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Subsidiary Guarantor with or into the Issuer or shall prevent any sale or conveyance of the property of the Subsidiary Guarantor as an entirety or substantially as an entirety to the Issuer.

         SECTION 11.05. Waiver of Subrogation.

         Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Issuer's obligations under the Notes or this Indenture and such Guarantor's obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.05 is knowingly made in contemplation of such benefits.

         SECTION 11.06. Immediate Payment.

         Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

         SECTION 11.07. Obligations Continuing.

         The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder.

         SECTION 11.08. Obligations Reinstated.

         The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuer is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

         SECTION 11.09. Obligations Not Affected.

         The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise.

         SECTION 11.10. Waiver.

         Without in any way limiting the provisions of Section 11.01 hereof, each Guarantor hereby waives notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Issuer, protest or notice of dishonor of any of the Obligations, or other notice or formalities to the Issuer of any kind whatsoever.

         SECTION 11.11. No Obligation To Take Action Against the Issuer.

         Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Issuer or any other Person or any property of the Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

         SECTION 11.12. Dealing with the Issuer and Others.

         The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

                  (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

                  (b) take or abstain from taking security or collateral from the Issuer or from perfecting security or collateral of the Issuer;

                  (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuer or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

                  (d)  accept compromises or arrangements from the Issuer;

                  (e) apply all monies at any time received from the Issuer or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

                  (f) otherwise deal with, or waive or modify their right to deal with, the Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

         SECTION 11.13. Default and Enforcement.

         If any Guarantor fails to pay in accordance with Section 11.06 hereof, the Trustee may proceed in its name as trus-tee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

         SECTION 11.14. Amendment, Etc.

         No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

         SECTION 11.15. Acknowledgment.

         Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

         SECTION 11.16. Costs and Expenses.

         Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

         SECTION 11.17. No Waiver; Cumulative Remedies.

         No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

         SECTION 11.18. Survival of Obligations.

         Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 11.01 and shall be enforceable against such Guarantor without regard to and without giving ef-fect to any right of offset or counterclaim available to or which may be asserted by the Issuer or any Guarantor.

         SECTION 11.19. Guarantee in Addition to Other Obligations.

         The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes (including the Purchase Agreement and the Registration Rights Agreement).

         SECTION 11.20. Severability.

         Any provision of this Article Eleven which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Eleven.

         SECTION 11.21. Successors and Assigns.

         Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.


                                 ARTICLE TWELVE


                                   COLLATERAL


         SECTION 12.01. Collateral Documents.

         In order to secure the due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the performance of all other obligations of the Issuer to the Holders or the Trustee under this Indenture and the Notes, the Company hereby grants to the Trustee for the benefit of the Holders a Lien on and security interest in the Collateral. The Trustee and the Company hereby agree that the Trustee holds the Collateral in trust for the benefit of the Holders pursuant to the terms of this Indenture.

         SECTION 12.02. Recording and Opinions.

         (a) The Company shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral, including, without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture to the Collateral. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, any amendments thereto and any other instruments of further assurance required.

         (b) The company shall furnish to the Trustee, at such time as required by Section 314(b) of the TIA, Opinion(s) of Counsel either (a) substantially to the effect that, in the opinion of such counsel, this Indenture and the grant of a security interest in the Collateral and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the security interests in the Collateral and reciting the details of such action, and stating that as to the security interests created, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such security interests.

         (c) To the extent required by the TIA, the Company shall furnish to the Trustee on August 15 in each year, beginning with August 15, 1998, an Opinion of Counsel, dated as of such date, either (i)(A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, filing, re-recording and refiling of all supplemental indentures, financing statements, continuation statements and other documents as is necessary to maintain the Lien and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain the security interest of the Holders and the Trustee hereunder with respect to the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

         SECTION 12.03. Release of Collateral.

         (a) The Trustee shall not at any time release Collateral from the security interest created by this Indenture unless such release is in accordance with the provisions of this Indenture.

         (b) At any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture shall be effective as against the Holders.

         SECTION 12.04. Specified Releases of Collateral.

         Satisfaction and Discharge; Defeasance. The Company shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture upon compliance with the conditions precedent set forth in Section
8.01 for satisfaction and discharge of this Indenture or for defeasance pursuant to Section 8.01(a). Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article Ten), the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company) to release and reconvey to the Company all of the Collateral, and shall deliver such Collateral in its possession to the Company including, without limitation, the execution and delivery of releases and satisfactions wherever required.

         Upon compliance by the Company with the condition precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company, the aforementioned items of Collateral.

         SECTION 12.05. Authorization of Actions To Be Taken by the Trustee.


         (a) The Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of this Indenture with respect to the Collateral and
(ii) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder.

         (b) The Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of this Indenture with respect to the Collateral, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.



                                   STANDARD COMMERCIAL TOBACCO CO., INC., Issuer


                                   By:_________________________________
                                       Name:
                                       Title:


                                   STANDARD COMMERCIAL CORPORATION, as Guarantor


                                   By:_________________________________
                                       Name:
                                       Title:


                                   STANDARD WOOL, INC., as Guarantor


                                   By:_________________________________
                                       Name:
                                       Title:


                                   CRESTAR BANK, as Trustee


                                   By:_________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT A

                                                                  CUSIP No.: [ ]


                      STANDARD COMMERCIAL TOBACCO CO., INC.

                           8 7/8% SENIOR NOTE DUE 2005


No. [         ]                                                      $[        ]

         STANDARD COMMERCIAL TOBACCO CO., INC., a North Carolina corporation (the "Issuer", which term includes any successor entities), for value received promises to pay to Cede & Co. or registered assigns the principal sum of [ ] ($[ ]) Dollars on August 1, 2005.

         Interest Payment Dates: February 1 and August 1, commencing February 1, 1998

         Record Dates: January 15 and July 15

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


                                           STANDARD COMMERCIAL TOBACCO CO., INC.


                                           By:__________________________________
                                              Name:
                                              Title:



                                           By:__________________________________
                                              Name:
                                              Title:

Dated:  August 1, 1997

Certificate of Authentication

                  This is one of the 8 7/8% Senior Notes due 2005 referred to in the within-mentioned Indenture.



                                             CRESTAR BANK, as Trustee


                                             By:
                                                    Authorized Signatory
Date of Authentication:

                              (REVERSE OF SECURITY)

                           8 7/8% Senior Note due 2005


         1. Interest. STANDARD COMMERCIAL TOBACCO CO., INC., a North Carolina corporation (the "Issuer"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from August 1, 1997. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing February 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

         The Issuer shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

         2. Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuer may pay principal and interest by its check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

         3. Paying Agent and Registrar. Initially, (the "Trustee") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

         4. Indenture. The Issuer issued the Notes under an Indenture, dated as of August 1, 1997 (the "Indenture"), among the Issuer, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Issuer designated as its 8 7/8% Senior Notes due 2005 (the "Initial Notes"). The Notes are limited in aggregate principal amount to $115,000,000. The Notes include the Initial Notes, the Pri-vate Exchange Notes (as defined in the Indenture) and the Unrestricted Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under the Indenture subsequent to the Issue Date, a registration rights agreement substantially identical to the Registration Rights Agreement. The Initial Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Issuer.

         5. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

         6. Redemption. The Notes will be redeemable, at the Issuer's option, in whole at any time or in part from time to time, on and after August 1, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on January 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

         Year                                                         Percentage

         2001........................................................   104.438%
         2002........................................................   102.958%
         2003........................................................   101.479%
         2004 and thereafter.........................................   100.000%

         7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

         Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such redemption price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest, if any.

         8. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Issuer will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

         9. Registration Rights. Pursuant to a registration rights agreement among the Issuer, the Guarantors and the Initial Purchasers, the Issuer and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Issuer's 8 7/8% Senior Notes due 2005, Series B (the "Unrestricted Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the registration rights agreement.

         10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

         11. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

         12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Issuer. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         13. Discharge Prior to Redemption or Maturity. If the Issuer at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Issuer will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

         14. Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

         15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting any Restricted Subsidiaries of the Company, issue Preferred Stock of any Subsidiaries of the Company, and on the ability of the Company to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's or its Restricted Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

         16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

         17. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

         18. Trustee Dealings with the Company and Its Subsidiaries. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

         19. No Recourse Against Others. No partner, director, officer, employee or stockholder, as such, of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         20. Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

         21. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

         22. Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to princi-ples of conflict of laws to the extent that the application of the law of another jurisdiction would be required thereby; PROVIDED that matters relating to the due authorization hereof by the Issuer shall be governed by the laws of the State of North Carolina. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

         23. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         24. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: Standard Commercial Tobacco Co., Inc., 2201 Miller Road, P.O. Box 450, Wilson, North Carolina 27894-0450.

                                 ASSIGNMENT FORM


         If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

         I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint________________________________________________________,
agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:                Signed: _________________________________
                                 (Sign exactly as your name
                                 appears on the other side of
                                 this Note)

Signature Guarantee:____________________________________________________________

         In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) or (ii) August 1, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]

(1)  __   to the Issuer or a subsidiary thereof; or

(2)  __   pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)  __   to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7)
          under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agree-


                                      A-9



          ments (the form of which letter can be obtained from the Trustee); or

(4)  __   outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)  __   pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)  __   pursuant to an effective registration statement under the Securities Act; or

(7)  __   pursuant to another available exemption from the registration requirements of the Securities
          Act.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Issuer as defined in Rule 144 under the Securities Act (an "Affiliate"):

                |_| The transferee is an Affiliate of the Issuer.

         Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4),
(5) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated:  ____________________ Signed:
                                     (Sign exactly as name appears on the other side of this Note)

Signature Guarantee: __________________________________________

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  ______________              ___________________________________________
                                    NOTICE:  To be executed by an executive
                                             officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]


         If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

         Section 4.14 [ ]

         Section 4.15 [ ]

         If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$___________________

Dated: ________________  _____________________________________
                           NOTICE: The signature on this
                           assignment must correspond with the
                           name as it appears upon the face of
                           the within Note in every particular
                           without alteration or enlargement
                           or any change whatsoever and be
                           guaranteed.


Signature Guarantee:  ________________________________________

                                                                       EXHIBIT B


                                                                  CUSIP No.: [ ]

                      STANDARD COMMERCIAL TOBACCO CO., INC.
                      8 7/8% SENIOR NOTE DUE 2005, SERIES B

No. [         ]                                                     $[         ]

         STANDARD COMMERCIAL TOBACCO CO., INC., a North Carolina corporation (the "Issuer", which term includes any successor entities), for value received
promises to pay to Cede & Co. or registered assigns the principal sum of [     ]
($[      ]) Dollars on August 1, 2005.

         Interest Payment Dates: February 1 and August 1, commencing February 1, 1998

         Record Dates: January 15 and July 15

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                           STANDARD COMMERCIAL TOBACCO CO., INC.



                                           By:__________________________________
                                               Name:
                                               Title:


                                           By:__________________________________
                                               Name:
                                               Title:


Dated:  August 1, 1997

Certificate of Authentication

         This is one of the 8 7/8% Senior Notes due 2005, Series B referred to in the within-mentioned Indenture.

                                             CRESTAR BANK, as Trustee

                                             By:________________________________
                                                Authorized Signatory
Date of Authentication:

                              (REVERSE OF SECURITY)

                      8 7/8% Senior Note due 2005, Series B

         1. Interest. STANDARD COMMERCIAL TOBACCO CO., INC., a North Carolina corporation (the "Issuer"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from August 1, 1997. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing February 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

         The Issuer shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

         2. Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuer may pay principal and interest by its check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

         3. Paying Agent and Registrar. Initially, (the "Trustee") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

         4. Indenture. The Issuer issued the Notes under an Indenture, dated as of August 1, 1997 (the "Indenture"), among the Issuer, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Unrestricted Notes of the Issuer designated as its 8 7/8% Senior Notes due 2005, Series B (the "Unrestricted Notes"). The Notes are limited in aggregate principal amount to $115,000,000. The Notes include the 8 7/8% Notes due 2005 (the "Initial Notes") and the Unrestricted Notes, issued in exchange for the Initial Notes pursuant to a registration rights agreement. The Initial Notes, the Private

Exchange Notes (as defined in the Indenture) and the Unrestricted Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Issuer.

         5. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

         6. Redemption. The Notes will be redeemable, at the Issuer's option, in whole at any time or in part from time to time, on and after August 1, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on January 15 of the years set forth below, plus, in each case, accrued and unpaid interest, if any, thereon to the date of redemption:

         Year                                                         Percentage

         2001........................................................   104.438%
         2002........................................................   102.958%
         2003........................................................   101.479%
         2004 and thereafter.........................................   100.000%

         7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

         Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such redemption price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest, if any.

         8. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Issuer will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

         9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

         10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

         11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Issuer. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         12. Discharge Prior to Redemption or Maturity. If the Issuer at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Issuer will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

         13. Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

         14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting any Subsidiaries of the Company, issue Preferred Stock of any Subsidiaries of the Company, and on the ability of the Company to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's or its Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to
Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

         15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

         16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

         17. Trustee Dealings with the Company and Its Subsidiaries. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

         18. No Recourse Against Others. No partner, director, officer, employee or stockholder, as such, of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         19. Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

         20. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

         21. Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws to the extent that the application of the law of another jurisdiction would be required thereby; PROVIDED that matters relating to the due authorization hereof by the Issuer shall be governed by the laws of the state of North Carolina. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

         22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: Standard Commercial Tobacco Co., Inc., 2201 Miller Road, P.O. Box 450, Wilson, North Carolina 27894-0450.

                                 ASSIGNMENT FORM


         If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

         I or we assign and transfer this Note to:
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type name, address and zip code and social security or tax ID number of assignee)


and irrevocably appoint________________________________________________________,
agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.


Dated:__________________      Signed:___________________________________________
                              (Sign exactly as name appears on the other side of this Note)

Signature Guarantee:____________________________________________________________

[OPTION OF HOLDER TO ELECT PURCHASE]

         If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

                           Section 4.14 [     ]

                           Section 4.15 [     ]

         If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_____________________

Dated: _______________                 _________________________________________
                                       NOTICE: The signature on
                                       this assignment must
                                       correspond with the name as
                                       it appears upon the face of
                                       the within Note in every
                                       particular without
                                       alteration or enlargement
                                       or any change whatsoever
                                       and be guaranteed.


Signature Guarantee:____________________________________________________________

                                                                       EXHIBIT C


                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors



Standard Commercial Tobacco Co., Inc.
2201 Miller Road
P.O. Box 450
Wilson, North Carolina  27894-0450

Ladies and Gentlemen:

         In connection with our proposed purchase of 8 7/8% Senior Notes due 2005 (the "Notes") of Standard Commercial Tobacco Co., Inc., a North Carolina corporation (the "Issuer"), we confirm that:

                  1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated July 25, 1997, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of such Offering Memorandum.

                  2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

                  3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Issuer or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act), (iii) inside the United States to an institutional "ac-credited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                  6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You, the Issuer, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                         Very truly yours,



                                         By:____________________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT D

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S



Standard Commercial Tobacco Co., Inc.
2201 Miller Road
P.O. Box 450
Wilson, North Carolina  27894-0450

                    Re: Standard Commercial Tobacco Co., Inc. (the "Issuer") 8 7/8% Senior Notes due 2005 (the "Notes")


Ladies and Gentlemen:

         In connection with our proposed sale of $115,000,000 aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

         You, the Issuer and counsel for the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,



                                          By:___________________________________
                                              Authorized Signature

                                                                       EXHIBIT E

                                    GUARANTEE


         For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Issuer under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Eleven of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of August 1, 1997, among Standard Commercial Tobacco Co., Inc., a North Carolina corporation, as issuer (the "Issuer"), Standard Commercial Corporation, a North Carolina corporation and Standard Wool, Inc., a Delaware corporation, as guarantors (the "Guarantors"), and Crestar Bank, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

         The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

         THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY; PROVIDED THAT MATTERS RELATING TO THE DUE AUTHORIZATION OF THE NOTES BY THE ISSUER AND THE DUE AUTHORIZATION OF EACH GUARANTEE BY EACH GUARANTOR WILL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

         This Guarantee is subject to release upon the terms set forth in the Indenture.

         IN WITNESS WHEREOF, the Guarantor has caused its Guarantee to be duly executed.


Date:____________________


                                        [NAME OF GUARANTOR], as Guarantor




                                        By:_____________________________________
                                              Name:
                                              Title:



                                        By:_____________________________________
                                              Name:
                                              Title:

                                      E-2